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                                                                    EXHIBIT 10.1

                                  CARDIMA, INC.

                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

                            (AS AMENDED IN JULY 2002)

     I.   PURPOSES OF THE PLAN

          This Amended and Restated 1993 Stock Option Plan (the "Plan") is intended to promote the interests of Cardima, Inc., a Delaware corporation (the "Corporation"), by providing a method whereby eligible individuals who provide valuable services to the Corporation (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its parent or subsidiary corporations).

          For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

               (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a Parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a Subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     II.  ADMINISTRATION OF THE PLAN

          A. A Committee comprised of non-employee members of the Board who satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act") as it is then in effect to exempt stock awards made hereunder from the short-swing profit recovery rules of Section 16(b) of the 1934 Act (the "Primary Committee") and who satisfy the requirements of Section 162(m) of the Internal Revenue Code shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.

          B. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board's discretion, be vested in the Primary Committee or a second committee comprised of one or more Board members (the "Secondary Committee"), or the Board may retain the power to administer the Plan with respect to all such persons. The members of the Secondary Committee may be individuals who are Employees eligible to receive option grants under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary) or who have any other business relationship with the Corporation outside their roles as members of the Board.

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          C.   Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any option thereunder.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any grants under the Plan.

     III. ELIGIBILITY FOR OPTION GRANTS

          The persons eligible to receive option grants under the Plan are as follows:

               (i) key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations);

               (ii) the non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporation; and

               (iii) those consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

          The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of
Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

     IV.  STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 7,650,690 shares (on a post-split basis). The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

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          B.   The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of the 1998, 1999, 2000, 2001 and 2002 calendar years by an amount equal to three percent
(3%) of the shares of Common Stock outstanding, on December 31 of the immediately preceding calendar year; but in no event shall any such annual increase exceed 300,000 shares (on a post-split basis). For purposes of this provision, the determination of the number of shares of Common Stock outstanding shall include securities which are exercisable or convertible into shares of Common Stock, including without limitation all outstanding stock options and warrants.

          C. No one person participating in the Plan may receive options for more than 500,000 shares of Common Stock per calendar year, beginning with the 1996 calendar year.

          D. Shares subject to outstanding options shall be available for subsequent option grants under the Plan to the extent (i) options expire or terminate for any reason prior to exercise in full and (ii) options are cancelled in accordance with the cancellation-regrant provisions of Section VIII of the Plan. Shares subject to outstanding options shall not be available for subsequent option grants under the Plan to the extent options are surrendered in accordance with the limited cash-out rights provisions of Section IX of the Plan. Shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants.

          E. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments shall be made to (I) the aggregate number and/or class of shares issuable under the Plan and (II) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

          F. To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Corporation shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Corporation that are outstanding at the time the calculations is made./1/

     V.   TERMS AND CONDITIONS OF OPTIONS

          A. Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees (as defined in subsection 3.C below) may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

          B.   Option Price.

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/1/  Section 260.140.45 generally provides that the total number of shares issuable upon exercise of all outstanding options (exclusive of certain rights) and the total number of shares called for under any stock bonus or similar plan shall not exceed a number of shares which is equal to 30% of the then outstanding shares of the issuer (convertible preferred or convertible senior common shares counted on an as if converted basis), exclusive of shares subject to promotional waivers under Section 260.141, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding shares entitled to vote.

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          1.   The option price per share shall be fixed by the Plan
Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant or, in the case of an option granted to the owner of stock (as determined under Section 424(d) of the Internal Revenue
Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the grant date.

          2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section X and the instrument evidencing the grant, be payable in one or more of the forms specified below:

               (i)   cash or check drawn to the Corporation's order

               (ii) in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date; or

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee is to provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) concurrently to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

          For purposes of this subparagraph B, the Exercise Date shall be the first date on which there shall have been delivered to the Corporation both written notice of the exercise of the option and, except to the extent such sale and remittance procedure is utilized, payment of the option price for the purchased shares.

          3. The fair market value of a share of Common Stock on any relevant date under subparagraph 1 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

               (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

               (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on

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     the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and (ii) above does not accurately reflect the fair market value of the Common Stock, then such fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

          C.   Term and Exercise of Options.

          Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option, subject to the minimum vesting requirements of Rule 260.140.41(f) of Title 10 of the California Code of Regulations, as applicable. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date and no Incentive Option granted to a 10% Stockholder shall have a maximum term in excess of five (5) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

          D.   Effect of Termination of Employment.

          1. Except to the extent otherwise provided pursuant to subparagraph 3.D below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

               (i) Should the optionee cease to remain in Service for any reason other than death or Disability, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

               (ii) In the event such Service terminates by reason of Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the six (6)-month period following the date of such cessation of Service. However, should such Disability be deemed to constitute Permanent Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be limited to the twelve (12)-month period following the date of the optionee's cessation of Service by reason of such Permanent Disability. For all purposes under the Plan, Disability shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

               (iii) Should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

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               (iv)  Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

          2. Under no circumstances shall any option be exercisable after the specified expiration date of the option term.

          3. For all purposes under the Plan, unless specifically provided otherwise in the option agreement evidencing the option grant and/or the purchase agreement evidencing the purchased shares, the optionee shall be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Corporation or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the board of directors or a consultant. The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          4. The Board shall have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's termination of Service from the three (3)-month (six (6) months in the case of Disability and twelve (12) months in the case of death or Permanent Disability) or shorter period set forth in the option agreement to such greater period of time as the Board shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term.

          E. Stockholder Rights. An optionee shall have none of the rights of a stockholder with respect to the shares subject to the option until such individual shall have exercised the option and paid the option price.

          F. Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Corporation in accordance with the following provisions:

          1. The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Corporation (or its assignees) shall have the right, exercisable upon the optionee's cessation of Service, to repurchase at the option price all or (at the discretion of the Corporation and with the consent of the optionee) part of the unvested shares of Common Stock at the time held by the optionee. Any such repurchase right shall be exercisable by the Corporation (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service) as the Plan Administrator may specify in the instrument evidencing such right and shall be subject, to the extent required by Rule 260.140.41(f), to the minimum vesting terms provided in such rule.

          2. All of the Corporation's outstanding repurchase rights shall automatically terminate upon the occurrence of any Corporate Transaction under
Section VII.



     VI.  INCENTIVE OPTIONS

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          The terms and conditions specified below shall be applicable to all
Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

          A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant. If the individual to whom the option is granted is a 10% Stockholder, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the grant date.

          B. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

     VII. CORPORATE TRANSACTIONS

          A. In the event of one or more of the following transactions (a "Corporate Transaction"):

               (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

               (iii) any reverse merger in which the Corporation is the surviving entity but in which all of the Corporation's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary, then each option outstanding under the Plan shall automatically accelerate so that each such option shall, immediately prior to the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares or fully vested shares of Common Stock.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor Corporation (or parent thereof).

          C. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common

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Stock as are subject to such option immediately prior to such Corporate
Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

           D. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

           E. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     VIII. CANCELLATION AND REGRANT OF OPTIONS

           The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of the fair market value of the Common Stock on the new grant date (or one hundred percent (100%)) of such fair market value in the case of an Incentive Option or, in the case of a 10% Stockholder, not less than one hundred and ten percent (110%) of such fair market value).

     IX.   CASH-OUT OF OPTIONS

           A. Once the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, one or more optionees subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited cash-out rights to operate in tandem with their outstanding options under the Plan. Any option with such a limited right in effect for at least six (6) months shall automatically be cancelled upon the acquisition of fifty percent (50%) or more of the Corporation's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Corporation who participate in this Plan) pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board does not recommend the Corporation's stockholders to accept. In return for the cancelled option, the optionee shall be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Cash-Out Price of the shares of Common Stock in which the optionee is vested under the cancelled option over (ii) the aggregate exercise price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five
(5) days following the completion of such tender or exchange offer, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such cancellation and distribution.

           B. For purposes of calculating the cash distribution, the Cash-Out Price per share of the vested Common Stock subject to the cancelled option shall be deemed to be equal to the greater of (i) the fair market value per share on the date of surrender, as determined in accordance with the valuation provisions of subsection V.1.D, or (ii) the highest reported price per share paid in effecting the tender or exchange offer. However, if the cancelled option is an Incentive Option, then the Cash-Out Price shall not exceed the value per share determined under clause (i) above.

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          C.   The shares of Common Stock subject to any option cancelled for an appreciation distribution in accordance with this Section IX shall not be available for subsequent option grants under the Plan.

     X.   TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or upon the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

               (i) Stock Withholding. The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the taxes (not to exceed one hundred percent (100%)) designated by the holder.

               (ii) Stock Delivery. The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the taxes) with an aggregate Fair Market Value equal to the percentage of the taxes (not to exceed one hundred percent (100%)) designated by the holder.

     XI.  LOANS

          A. The Plan Administrator may assist any optionee (including an optionee who is an officer or director of the Corporation) in the exercise of one or more options granted to such optionee, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by
(i) authorizing the extension of a loan from the Corporation to such optionee, or (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years.

          B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be granted with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events, the maximum credit available to each optionee may not exceed the sum of (i) the aggregate option price payable for the purchased shares (less the par value) plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with such exercise.

          C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

     XII. NO EMPLOYMENT OR SERVICE RIGHTS

          A. Nothing in the Plan shall confer upon the optionee any right to continue in the service or employ of the Corporation (or any parent or subsidiary corporation of the Corporation employing

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or retaining such optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining such optionee) or of the optionee, which rights are hereby expressly reserved by each, to terminate the Service of the optionee at any time for any reason, with or without cause.

     XIII. AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the stockholders, adversely affect the rights and obligations with respect to options at the time outstanding under the Plan; and provided, further that the Board shall not, without the approval of the Corporation's stockholders, (i) increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any person may be granted options per calendar year, except for permissible adjustments under Section IV or (ii) materially modify the eligibility requirements for the grant of options under the Plan.

     B. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Corporation's stockholders and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

     XIV.  EFFECTIVE DATE AND TERM OF PLAN

     A. The Plan became effective when adopted by the Board on June 10, 1993 and was approved by the Corporation's stockholders on September 20, 1993. The Board amended the Plan on November 22, 1994 to (i) increase the number of shares authorized for issuance thereunder by an additional 975,080 shares of Common Stock (132,298 shares of Common Stock on a post-split basis) and (ii) revise the limited period of exercisability when an optionee ceases to render Services to the Corporation as a result of such optionee's Disability. The Corporation's Stockholders approved the 1994 Amendment on December 29, 1994. The Board amended the Plan on June 1, 1996 to increase the number of shares authorized for issuance thereunder by an additional 640,079 shares (on a post-split basis) of Common Stock and on October 2, 1996, to revise certain provisions in connection with the filing of a Registration Statement for the initial public offering of the Corporation's Common Stock hereafter referred to collectively as (the "1996 Amendments") The Corporation's Stockholders approved the 1996 Amendments on October 2, 1996. The Board amended the Plan in March 1999 to increase the number of shares authorized for issuance thereunder by an additional 2,000,000 shares (on a post-split basis) of Common Stock. The Corporation's Stockholders approved the 1999 Amendment on June 23, 1999. In February 2000, the Board decided to unreserve the remaining 2,742,996 shares which had not been granted to utilize those shares in a private placement financing. In June 2000, the Corporation's Stockholder approved an amendment to increase the number of shares of Common Stock reserved for issuance to replace the shares which were unreserved and used for the private placement financing. The Board amended the Plan in February 2001 to increase the number of shares authorized for issuance thereunder by an additional 2,000,000 shares (on a post-split basis) of Common Stock. The Corporation's Stockholders approved the 2001 Amendment on May 10, 2001. The Board amended the Plan in April 2002 to increase the number of shares authorized for issuance thereunder by an additional 1,200,000 Shares of Common Stock (the "2002 Amendment). The Corporation's Stockholders approved the 2002 Amendment on June 20, 2002. The Plan was amended and restated effective July __, 2002 to comply with certain requirements of the California Commissioner of Corporations.

     B. The provisions of the 1996 Amendments shall apply only to options granted and shares issued under the Plan from and after the date the Amendments were adopted by the Board. Each option

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issued and outstanding under the Plan immediately prior to such adoption of the
Amendments shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing such grant) as in effect on the date each such option was previously granted, and nothing in the Amendments shall be deemed to affect or otherwise modify the rights or obligations of the stockholders of such prior options with respect to the acquisition of shares of Common Stock thereunder.

     C. Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) November 21, 2004 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

     XV.   USE OF PROCEEDS

           Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

     XVI.  INFORMATION OBLIGATION

           To the extent required by the California Commissioner of Corporations, the Corporation shall deliver financial statements to the Participants at least annually. This Section XVI shall not apply to key Employees whose duties in connection with the Corporation assure them access to equivalent information. The financial statements delivered pursuant to this section shall be delivered not less than one hundred fifty (150) days after the end of the Corporation's fiscal year.

     XVII. REGULATORY APPROVALS

           The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

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